Exhibit 10.15



                              November 19, 1992



Mr. Robert A. Kennedy
TPI Enterprises, Inc.
Phillips Point Plaza
East Tower, Suite 909
777 South Flagler Drive
West Palm Beach, Florida   33401

Dear Mr. Kennedy:

          This letter, when countersigned by you where indicated below, shall constitute an agreement (this "Agreement") between yourself (the "Employee") and TPI Enterprises, Inc. (the
"Company") as follows:

     1.  Termination of Employment.  If the Employee's employment
         -------------------------
is terminated by the Company at any time prior to five years after the date of this Agreement for any reason other than for "Cause" (as defined in Section 2 below), then the Company shall
(A) pay to the Employee within thirty (30) days after such termination (i) if such termination occurs within three years after the date of this Agreement, a lump sum payment in cash in an amount equal to the annual compensation paid to the Employee for the twelve months preceding such termination (ii) if such termination occurs more than three but less than four years after the date of this Agreement, a lump sum payment in cash equal to two-thirds of the annual compensation paid to the Employee for the twelve months preceding such termination or (iii) if such termination occurs more than four but less than five years after the date of this Agreement, a lump sum payment in cash equal to one-third of the annual compensation paid to the Employee for the twelve months preceding such termination; and (B) continue for one year following such termination to provide the Employee with the same medical insurance coverage as provided to the Employee prior to such termination and in amounts consistent with the Employee's coverage prior to such termination; provided, however,
                                               --------  -------
that if the Employee's employment with the Company is terminated by the Company for Cause, or if the Employee voluntarily terminates his employment with the Company, he shall not receive such payments or insurance coverage; and provided, further, that
                                         --------  -------
a termination by the Employee of his employment within thirty
(30) days following a significant reduction in the Employee's base salary or benefits which is not proportionate to a similar reduction in the base salary or benefits of other members of management of the Company, shall not be considered a voluntary termination for purposes of this Agreement.

     2.  Termination for Cause.  For purposes of this Agreement,
         ---------------------
the Company shall have "Cause" to terminate the Employee's employment hereunder upon (A) the willful and continued failure by the Employee to substantially perform his duties as assigned to him from time to time by the executive officers of the Company (other than any such failure resulting from the Employee's incapacity due to physical or mental illness), after demand for substantial performance is delivered by the Company that specif-ically identifies the manner in which the Company believes the Employee has not substantially performed his duties, or (B) the willful engaging by the Employee in misconduct which, as a direct consequence, materially injures the Company. For purposes of this Section, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause without (1) reasonable notice to the Employee setting forth the reasons for the Company's intention to terminate for Cause, (2) an opportunity for the Employee, together with his counsel, to be heard by the Chief Executive Officer of the Company, and (3) a finding that in the good faith opinion of three-quarters (3/4) of the members of the Board excluding the Employee, the Employee was guilty of the conduct set forth above in clause (A) or (B) hereof, and specifying the particulars thereof in detail. For purposes of this Agreement, Cause shall not include Employee's refusal to accept a transfer of location of employment which would reasonably necessitate the relocation of Employee's residence, unless the Company relocates its principal offices to that location of employment and at least two of the three present members of senior management of the Company and the majority of the then current executive officers of the Company also relocate to such offices, in which case the Employee's refusal to accept such transfer shall constitute Cause.

     3.  Assignment.  This Agreement, as it relates to the
         ----------
employment of the Employee, is a personal contract and the rights and interests of the Employee hereunder may not be sold, transferred, assigned, pledged or hypothecated; provided,
                                                --------
however, that upon the death of the Employee, all amounts, if
- -------
any, owed to the Employee pursuant to paragraph 1(A) hereof shall be paid to his estate. Except as otherwise herein expressly provided, this Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns including, without limitation, any corporation or other entity into which the Company is merged or which acquires all of the outstanding common shares of the Company, or all or substantially all of the assets, of the Company.

     4.  Right to Payments.  The Employee shall not, under any
         -----------------
circumstances, have any option or right to require payments hereunder otherwise than in accordance with the terms hereof. To the extent allowed by law, the Employee shall not have any power of anticipation, alienation or assignment of payments contemplated hereunder, and all rights and benefits of the Employee shall be for the sole personal benefit of the Employee, and no other person shall acquire any right, title or interest hereunder by reason of any sale, assignment, transfer, claim or judgment or bankruptcy proceedings against the Employee.

     5.  Employment.  Nothing in this Agreement shall be
         ----------
construed as conferring upon the Employee any right to continued employment with the Company nor shall it interfere in any way with the right of the Company to terminate the Employee's employment at any time.

     6.  Mitigation.  The Employee shall be under no obligation
         ----------
to mitigate the amount of any payment provided for herein by seeking other employment or otherwise nor shall such amount the offset by any compensation which the Employee may receive from future employment or otherwise.

     7.  Employee's Obligation After Termination.  As
         ---------------------------------------
consideration for entering into this Agreement, the Employee shall, in the event that the Employee's employment with the Company is terminated for any reason, make himself reasonably available the Company after such termination to address any questions that may arise regarding information he acquired during his employment with the Company; provided, however, that such
                                 --------  -------
obligation shall be limited in scope so as not to interfere with the Employee's subsequent position of employment and provided,
                                                     --------
further, that if the Company breaches its obligations to the
- -------
Employee pursuant to paragraph 1 hereof, in addition to any other remedies the Employee may have in law or in equity, the Employee shall have no obligation to provide services to the Company pursuant to this paragraph 7.

     8.  1984 Agreement.  This Agreement shall in no manner
         --------------
affect the validity of the agreement between the Employee and the Company dated January 9, 1984 (the "1984 Agreement"). Notwithstanding anything in this Agreement to the contrary, if the Employee receives payments pursuant to the 1984 Agreement, the Employee shall not receive any payments under this Agreement.

     9.  Retirement Plan.  Any payments received pursuant to this
         ---------------
Agreement shall not be considered "Compensation" as defined in the Company's Nonqualified Retirement Plan for Senior Executives effective August 15, 1989 (the "Retirement Plan") for purposes of computation of benefits under the Retirement Plan.

     10.  Term.  This Agreement shall terminate and be of no
          ----
further force and effect after November 19, 1997 (except to the extent obligations are incurred hereunder prior to such date).

     11.  Notices.  Any notice required or permitted to be given
          -------
to the Employee pursuant to this Agreement shall be sufficiently given if sent to the Employee by certified mail addressed to him at the following address:

               501 South Ocean Boulevard
               Unit 101
               Boca Raton, Florida   33432

or at such other address as he shall designate by notice to the Company, and any notice required or permitted to be given to the Company pursuant to this Agreement shall be sufficiently given if sent to the Company by certified mail addressed to it at Phillips Point Plaza, East Tower, Suite 909, 777 South Flagler Drive, West Palm Beach, Florida 33401, or at such other address as the Company shall designate by notice to the Employee.

     12.  Governing Law.  This Agreement shall be governed by,
          -------------
and construed and enforce in accordance with, the laws of the State of Florida applicable to agreements made and to be performed entirely in Florida.

     13.  Waiver of Breach; Partial Invalidity.  The waiver by
          ------------------------------------
either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and not in any way affect or render invalid or unenforceable any other provisions of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision were not embodied therein.

     14.  Entire Agreement.  This Agreement and the 1984
          ----------------
Agreement constitute the entire agreement between the parties relating to the Employee's receipt of payment following a termination of employment with the Company and there are no representations, warranties or commitments except as set forth herein or in the 1984 Agreement. This Agreement supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral, of the parties hereto relating to the Employee's receipt of payment following a termination of employment with the Company except for the 1984 Agreement. This Agreement may be amended only in writing executed by the parties hereto affected by such amendment.

          If the foregoing accurately reflects your understanding with respect to the matters set forth herein, please indicate your acceptance of, and agreement to, the foregoing terms by signing in the space provided below and returning a fully executed copy of this letter the undersigned.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year above written.

                              TPI ENTERPRISES, INC.




                              By:  /s/ Stephen R. Cohen
                              --------------------------
                              Name: Stephen R. Cohen
                              Title:  Chairman of the
                                       Board and Chief
                                       Executive Officer


Accepted and agreed to:



/s/ Robert A. Kennedy
- --------------------------------
Robert A. Kennedy

     AMENDMENT TO TERMINATION AGREEMENT dated this 31st day of
December, 1993, by and between TPI ENTERPRISES, INC., a New
Jersey corporation (the "Company"), and ROBERT A. KENNEDY (the
"Employee");

                     W I T N E S S E T H :
                     - - - - - - - - - -

     WHEREAS, the Company and the Employee entered into a letter agreement dated November 19, 1992, regarding payments to the Employee following termination of employment with the Company, as same has heretofore been amended (the "Termination Agreement"); and

     WHEREAS, the Company and the Employee desire to amend the Termination Agreement as hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the Company and the Employee hereby agree as follows:

     1. Paragraph 1 of the Termination Agreement hereby is amended in its entirety to read as follows:

               "1.  Termination of Employment.  If
                    -------------------------
          the Employee's employment is terminated by
          the Company at any time on or prior to
          November 19, 1997, for any reason other
          than for "Cause" (as defined in Section 2
          below), then the Company shall (A) pay to
          the Employee within thirty (30) days after
          such termination (i) if such termination
          occurs on or prior to November 19, 1995, a
          lump sum payment in cash in the amount of
          $320,000; (ii) if such termination occurs
          from November 20, 1995, to and including
          November 19, 1996, a lump sum payment in
          cash in the amount of $213,333 and (iii)
          if such termination occurs from
          November 20, 1996, to and including
          November 19, 1997, a lump sum payment in
          cash in the amount of $106,667; and (B)
          continue for one year following such
          termination to provide the Employee with
          the same medical insurance coverage as
          provided to the Employee prior to such
          termination and in amounts consistent with
          the Employee's coverage prior to such
          termination; provided, however, that if
                       --------  -------
          the Employee's employment with the Company
          is terminated by the Company for Cause, or
          if the Employee voluntarily terminates his
          employment with the Company, he shall not
          receive such payments or insurance
          coverage; and provided, further, that a
                        --------  -------
          termination by the Employee of his
          employment within thirty (30) days
          following a significant reduction in the Employee's base salary or benefits which is not proportionate to a similar reduction in the base salary or benefits of other members of management of the Company, shall not be considered a voluntary termination for purposes of this Agreement."


     2. Paragraph 14 of the Termination Agreement hereby is amended in its entirety to read as follows:

          "14. Entire Agreement.  This Agreement,
               ----------------
          the 1984 Agreement and the Employment
          Agreement dated as of December 31, 1993
          (the "Employment Agreement") constitute
          the entire agreement between the parties relating to the Employee's receipt of payment following a termination of employment with the Company and there are no representations, warranties or commitments except as set forth herein or in the 1984 Agreement or the Employment
          Agreement. This Agreement supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral, of the parties hereto relating to the Employee's receipt of payment following a termination of employment with the Company except for the 1984 Agreement and the Employment Agreement. Notwithstanding the foregoing, this Agreement shall not supersede and shall have no effect on the stock option agreements between the
          Company and the Employee. This Agreement may be amended only in writing executed by the parties hereto affected by such amendment."

     3. Except as amended hereby, the Termination Agreement hereby is ratified and confirmed.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Termination Agreement as of the date and year first above written.


TPI Enterprises, Inc.


By:  /s/ J. Gary Sharp              /s/  Robert A. Kennedy
- --------------------------         ---------------------------
         President

                    Company                         Employee

     EMPLOYMENT AGREEMENT, dated as of December 31, 1993, by and between TPI ENTERPRISES, INC., a New Jersey corporation (hereinafter referred to as the "Company"), and ROBERT A. KENNEDY (hereinafter referred to as the "Employee" ) .

     The Company and the Employee were parties to an employment agreement which by its terms expired on June 30, 1992, following which termination Employee has continued in the employ of the Company.

     The Company and the Employee desire to enter into a new employment agreement which will set forth the terms and conditions upon which the Employee shall continue to be employed by the Company and upon which the Company shall continue to compensate the Employee.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, the parties hereto have agreed, and do hereby agree, as follows:

     (1)  EMPLOYMENT; TERM
          ----------------

     1.1 The Company will employ the Employee in its business and the Employee will work for the Company therein, as its Executive Vice President and Secretary, for a term of one (1) year commencing as of the date hereof and ending on December 31, 1994. Such period, together with the period of any extension or renewal of such employment is herein referred to as the "Employment Period". Such employment may be terminated by the Company at any time for "Cause" (as defined in Section 1.2).

     1.2 For purposes of this Agreement, the Company shall have "Cause" to terminate the Employee's employment hereunder upon (i) the willful and continued failure by the Employee to substantially perform his duties hereunder (other than any such failure resulting from the Employee's incapacity due to physical or mental illness), after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Employee has not substantially performed his duties, or (ii) the willful engaging by the Employee in misconduct which, as a direct consequence, materially injures the Company (including, but not limited to, conduct not in compliance with Section 7 hereof). For purposes of this Section, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause without (1) reasonable notice to the Employee setting forth the reasons for the Company's intention to terminate for Cause, (2) an opportunity for the Employee, together with his counsel, to be heard before the Board, and
(3) delivery to the Employee of a Notice of Termination, as defined in Section 1.3 hereof, from the Board finding that in the good faith opinion of three-quarters (3/4) of the members of the Board excluding the Employee, the Employee was guilty of the conduct set forth above in clause (i) or (ii) hereof, and specifying the particulars thereof in detail.

     1.3 Any termination of the Employee's employment by the Company or by the Employee (other than termination upon the Employee's death) shall be communicated by written Notice of Termination to the other party hereto in accordance with
Section 15. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

     (2)  DUTIES
          ------

     2.1 During the Employment Period, the Employee shall serve as the Company's Executive Vice President and Secretary, to perform duties of an executive character consisting of administrative and managerial responsibilities on behalf of the Company and such further duties as shall, from time to time, be reasonably delegated or assigned to him by the Board of Directors and/or the Chief Executive Officer of the Company consistent with the Employee's abilities.

     (3)  DEVOTION OF TIME
          ----------------

     3.1 During the Employment Period, the Employee shall expend substantially all of his working time for the Company; shall devote his best efforts, energy and skill to the services of the Company and the promotion of its interests; and shall not take part in activities detrimental to the best interests of the Company.

     (4)  COMPENSATION
          ------------

     4.1 For all services to be rendered by the Employee during the Employment Period, the Employee shall receive from the Company an annual base salary of $225,000, payable in accordance with the Company's customary payroll practices. In addition, should the litigation styled Maxcell Telecom Plus,
                                       ---------------------
Inc. and TPI Enterprises, Inc. v. McCaw Cellular
- ------------------------------------------------
Communications, Inc. et al. result in a payment to the
- ---------------------------
Company, Employee will receive a bonus in an amount to be determined in the sole discretion of the Board at the time based on the amount of the payment to the Company and the Employee's contribution toward same. The preceding provision shall survive termination of the Employee's employment under this Agreement.

     4.2 Employee shall also be entitled to such additional increments and bonuses, if any, as shall be determined from time to time by the Board of Directors of the Company.

     (5)  USE OF AUTOMOBILE; REIMBURSEMENT OF EXPENSES
          --------------------------------------------

     5.1 The Employee shall, at all times during the Employment Period, have the use of a Company owned or leased automobile or, at the Employee's option, shall receive an automobile allowance for the use of his automobile as those benefits are provided to him as of December 31, 1993, and Employee shall receive the medical benefits provided to him as of December 31, 1993 (provided such benefits are commensurate with those provided to other senior executives of the Company). All costs of such automobile, including lease costs or purchase price, full maintenance, insurance, gasoline, oil and garaging shall be paid by the Company in an amount which is consistent with the past practice of the Company. The Company shall further pay directly, or reimburse the Employee, for all other reasonable and necessary expenses and disbursements incurred by him for and on behalf of the Company in the performance of his duties during the Employment Period, including, without limitation, all reasonable expenses incurred by the Employee for food, lodging and transportation, if he is required to perform any of his duties away from his primary place of residence. For such purposes, the Employee shall submit to the Company, not less than once in each calendar month, reports of such expenses and other disbursements in form normally used by the Company.

     (6)  DISABILITY
          ----------

     6.1 If, during the Employment Period, the Employee shall, in the opinion of the Board of Directors of the Company, as confirmed by competent medical evidence, become physically or mentally incapacitated to perform his duties for the Company hereunder for a continuous period, then for the first twelve (12) months of such period he shall receive his full salary, and for the remainder of such period he shall receive fifty percent (50%) of his salary. In no event is the Employee entitled to receive any payments under this Section
6.1 beyond the termination date of this Agreement. Upon his resumption of full employment, the Employee shall be reentitled to receive his full salary commencing from the date of his reemployment. If such illness or other incapacity shall endure for a continuous period of more than seventeen
(17) months, the Company shall have the right, pursuant to a Notice of Termination satisfying the requirements of Section
1.3 hereof, to terminate the Employee's employment hereunder as of a date (not less than thirty (30) days after the date of the sending of such Notice of Termination) to be specified in such Notice of Termination provided, however, that if, prior
                           --------  -------
to the date specified in such Notice of Termination, the Employee shall have resumed full employment, he shall be entitled to continue such employment and to receive his full compensation therefor, and such Notice of Termination shall be of no effect. The Employee agrees to submit himself for appropriate medical examination to a physician of the Company's designation as necessary for purposes of this
Section 6.1.

     6.2 The obligations of the Company under this Section 6 may be satisfied, in whole or in part, by payments to the Employee under disability insurance provided by the Company, and under laws providing disability benefits for employees.

     (7)  RESTRICTIVE COVENANT
          --------------------

     7.1 The services of the Employee are unique and extraordinary and essential to the business of the Company, especially since the Employee shall have access to the Company's customer lists, trade secrets and other privileged and confidential information essential to the Company's business. Therefore, the Employee agrees that if his employment hereunder shall at any time be terminated for any reason whatsoever, the Employee will not at any time within one (1) year after such termination, except as set forth in Exhibit A, without the prior written approval of the Company, directly or indirectly, within one hundred fifty (150) miles of either West Palm Beach, Florida or any other metropolitan area in which the Company shall then conduct substantial operations, engage in any business activity competitive with the business of the Company; and further, the Employee agrees
                                 -------
that during such one (1) year period he shall not solicit, directly or indirectly, any prospective account of the Company who at the time of such termination was then actively being solicited by the Company. For purposes of this Section 7, any and all references to the Company includes the Company and its subsidiaries.

     7.2 The Employee agrees not to divulge, furnish or make available to anyone (other than in the regular course of business of the Company) any knowledge or information with respect to confidential or secret methods, processes, plans or materials of the Company, or with respect to any other confidential or secret aspect of the Company's activities.

     7.3 The Employee agrees to communicate and make known to the Company all knowledge possessed by him relating to any methods, developments, inventions and/or improvements, whether patented, patentable or unpatentable, which concern in any way the business of the Company, whether acquired by him before or during the Employment Period; provided, however, that nothing
                              --------  -------
herein shall be construed as requiring any such communication where the method, development, invention and/or improvement is lawfully protected from disclosure as the trade secret of a third party or by any other lawful bar to such communication.

     7.4 Any methods, developments, inventions and/or improvements, whether patentable or unpatentable, which the Employee may conceive or make along the lines of the Company's business while in its employ, shall be and remain the property of the Company. The Employee further agrees on request to execute patent applications based on such methods, developments, inventions and/or improvements, including any other instruments deemed necessary by the Company for the prosecution of such patent application or the acquisition of Letters Patent of this and any foreign country.

     (8)  VACATIONS
          ---------

     8.1 The Employee shall be entitled to reasonable vacations during each twelve-month period of the Employment
Period, the time and duration thereof to be determined by mutual agreement between the Employee and the Company.

     (9)  PARTICIPATION IN EMPLOYEE BENEFIT PLANS
          ---------------------------------------

     9.1 The Employee and any beneficiary of the Employee shall be accorded the right to participate in and receive benefits under and in accordance with the provisions of any insurance, deferred compensation, or other similar plan or program of the Company either in existence as of the date hereof or hereafter adopted for the benefit of its executive employees.

     (10) SERVICE AS DIRECTOR AND OFFICER
          -------------------------------

     10.1 During the Employment Period, the Employee will maintain whatever officer of director positions he holds at December 31, 1993 with the Company and/or any subsidiary or affiliate of the Company and his duties will not be materially changed. The Employee shall not receive any additional compensation for his services as a director or officer other than as provided for in this Agreement.

     (11) EARLIER TERMINATION
          -------------------

     11.1 The Employee's employment hereunder shall automatically terminate upon his death and may terminate:

          (a)  at the option of the Company upon the
Employee's incapacity as set forth in Section 6 hereof;

          (b) at the option of the Company upon thirty (30) days' prior delivery of a Notice of Termination to the Employee in the event the Company terminates his employment hereunder for Cause, as set forth in Section 1.2 hereof, other than pursuant to subsection (a) immediately above;

          (c)  at the option of the Company upon the
Employee's voluntary leaving the employ of the Company; or

          (d) at the option of the Company at any time without Cause, provided that the Company makes payment to the Employee of the remainder of Employee's annual base salary in accordance with the Company's customary payroll practices for the remainder of the calendar year during which the termination without Cause occurs.

     11.2 The Employee shall be under no obligation to mitigate the amount of any payments which may be owed by the Company to the Employee for breach by the Company of this Agreement, by seeking other employment or otherwise nor shall such amount be offset by any compensation which the Employee may receive from future employment or otherwise.

     (12) INJUNCTIVE RELIEF
          -----------------

     12.1 The Employee acknowledges and agrees that, in the event he shall violate any of the restrictions of Sections 3 and 7 hereof, the Company will be without adequate remedy at law and will therefore be entitled to enforce such restrictions by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding instituted in the Supreme Court of the State of New York or any other court of competent jurisdiction without the necessity of proving damages and without prejudice to any other remedies which it may have at law or in equity.

     (13) ASSIGNMENT
          ----------

     13.1 This Agreement, as it relates to the employment of the Employee, is a personal contract and the rights and interests of the Employee hereunder may not be sold, transferred, assigned, pledged or hypothecated, except that, if requested by the Company, the Employee shall devote a portion of his working time for the Company's subsidiaries, serving as a senior executive officer. Except as otherwise herein expressly provided, this Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns including, without limitation, any corporation or other entity into which the Company is merged or which acquires all of the outstanding Common Shares, or all or substantially all of the assets, of the Company.

     (14) RIGHT TO PAYMENTS
          -----------------

     14.1 The Employee shall not, under any circumstances, have any option or right to require payments hereunder otherwise than in accordance with the terms hereof. To the extent allowed by law, the Employee shall not have any power of anticipation, alienation or assignment of payments contemplated hereunder, and all rights and benefits of the Employee shall be for the sole personal benefit of the Employee, and no other person shall acquire any right, title or interest hereunder by reason of any sale, assignment, transfer, claim or judgment or bankruptcy proceedings against the Employee.

     (15) NOTICES
          -------

     15.1 Any notice required or permitted to be given to the Employee pursuant to this Agreement shall be sufficiently given if sent to the Employee by certified mail addressed to him at the following address:

          501 South Ocean Boulevard
          Boca Raton, Florida  33432

or at such other address as he shall designate by notice to the Company, and any notice required or permitted to be given to the Company pursuant to this Agreement shall be sufficiently given if sent to the Company by certified mail addressed to it at Phillips Point East Tower, 777 South Flagler Drive, West Palm Beach, Florida 33401, or at such other address as the Company shall designate by notice to the Employee.

     (16) GOVERNING LAW
          -------------

     16.1 This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida applicable to agreements made and to be performed entirely in Florida.

     (17) WAIVER OF BREACH; PARTIAL INVALIDITY
          ------------------------------------

     17.1 The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and not in any way affect or render invalid or unenforceable any other provisions of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision were not embodied therein.

     (18) ENTIRE AGREEMENT
          ----------------

     18.1 Except as set forth in Section 19 hereof, this Agreement constitutes the entire agreement between the parties and there are no representations, warranties or commitments except as set forth herein. Except as set forth in Section 19, this Agreement supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral, of the parties hereto relating to the transactions contemplated by this Agreement; provided,
                                             --------
however, that it is the intention of the parties hereto that
- -------
this Agreement shall not supersede, and shall be interpreted and applied in conjunction with, the terms of any option, warrant or other right now in existence or hereinafter granted to the Employee to acquire shares of capital stock of the Company, including, without limitation, the stock option agreements entered into by the Employee and the Company as of August 16, 1989, and February 5, 1992, which stock option agreements shall continue in full force and effect. In the event of any conflict, however, the terms of this Agreement shall govern and prevail. This Agreement may be amended only in writing executed by the parties hereto affected by such amendment.

     (19) LETTER AGREEMENTS
          -----------------

     19.1 The letter agreement dated November 19, 1992, as amended (the "1992 Letter Agreement) and the letter agreement dated January 2, 1984 (the "1984 Letter Agreement") between the Company and the Employee regarding payments to the Employee following termination of employment with the Company (collectively the "Letter Agreements"), shall continue in full force and effect and shall not be amended notwithstanding this Agreement. In the event of any conflict between the terms of this Agreement and the Letter Agreements, the terms of the Letter Agreements shall govern and prevail. However, in the event the Employee receives benefits pursuant to 1984 Letter Agreement, such benefits shall be exclusive and the Employee shall not be entitled to receive any payments or compensation otherwise payable hereunder. In the event the Employee receives benefits pursuant to the 1992 Letter Agreement such benefits shall also be exclusive and the Employee shall not be entitled to receive any payments or compensation otherwise payable hereunder other than (i) payment of the remainder of Employee's annual base salary in accordance with Paragraph 11.1(d) hereof in the event the Company terminates the Employee's employment hereunder without Cause and (ii) payment of the bonus referred to in the second sentence of Paragraph
4.1 hereof.

     (20) TERMINATION OF RETIREMENT PLAN
          ------------------------------

     20.1 On December 31, 1993, simultaneously with the execution and delivery of this Employment Agreement, the Employee is receiving from the Company a cash payment in the amount of $700,000 in consideration of the Employee's entering into this Employment Agreement (including the rendering of future services to the Company at a reduced salary).

     20.2 Effective upon the execution and delivery of this Employment Agreement, the Employee hereby:

          (a) acknowledges that the Company intends to terminate the Company's Nonqualified Retirement Plan for
     Senior Executives (the "Retirement Plan");

          (b) acknowledges that he shall not be entitled to any additional benefits under the Retirement Plan now or in the future; and

          (c) releases the Company from all obligations and liabilities arising from, under or in connection with the Retirement Plan, whether currently existing or arising at any time hereafter, and hereby releases the Company from all past, present and future claims, demands, actions, causes of action, liabilities, rights, damages, costs, expenses and compensation of every nature whatsoever, whether direct or indirect, arising from or under the Retirement Plan.

     20.3 The payment described in this Paragraph 20 shall not be considered part of the Employee's annual compensation for purposes of the 1984 Letter Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year above written.


                              TPI ENTERPRISES, INC.



                              By:   /s/ J. Gary Sharp
                              -------------------------------
                               President
                                                  COMPANY



                              /s/ Robert A. Kennedy
                               -------------------------------
                              ROBERT A. KENNEDY
                                                  EMPLOYEE











































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